                                                                 EXHIBIT 10.1(e)


                          MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement (the "Agreement") is dated December , 2000 (the "Effective Date") between Cinema Properties, Inc., a Delaware corporation, (the "Owner"), and Cinemark USA, Inc., a Texas corporation (the "Operator").

                                   BACKGROUND

         A. The Owner is engaged in the business of owning real estate in the locations specified on Exhibit "A" hereto upon which multiplex movie theatres are constructed (the "Theatres"). Operator has expertise in the construction, management and operation of multiplex movie theatres and related activities.

         B. The Owner desires to retain Operator to provide management services with respect to all aspects of operating, maintaining and managing the Theatres, and Operator is willing to provide such management services, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Operator, intending to be legally bound, agree as follows:

                                   ARTICLE I
                               TERM OF AGREEMENT

         1.1 INITIAL PERIOD. This Agreement commences on the Effective Date and shall continue through December 31, 2005 (the "Initial Period") unless earlier terminated as provided herein.

         1.2 ADDITIONAL PERIODS. This Agreement shall be extended at the option of either party hereto for one or more additional periods of five (5) years each (each an "Additional Period") unless the Owner and Operator have delivered written notice to the other at least 180 days but not more than 365 days prior to the end of the then current period, electing not to extend this Agreement for an Additional Period.

                                   ARTICLE II
                             MANAGEMENT OF THEATRES

         2.1 ENGAGEMENT OF OPERATOR. Subject to the terms and conditions of this Agreement, (a) the Owner hereby engages Operator as its sole and exclusive agent for operating, maintaining and managing the Theatres during the Term, and (b) Operator hereby accepts such engagement and agrees to fulfill its duties hereunder and to operate, manage, direct, maintain and supervise the Theatres during the Term in a good, businesslike manner and at a standard comparable to the theatres operated by Operator on its own behalf or for Persons other than the Owner.

         2.2 SPECIFIC DUTIES OF OPERATOR. Operator shall have the sole responsibility and sole authority to make any and all decisions with respect to the day-to-day operations at the Theatres. Without limiting the generality of the foregoing, Operator shall have the following duties and authority, all at the expense of the Owner:

               (a) Operator shall determine and put into effect all policies with respect to performance at the Theatres, including, without limitation, showtimes, hours of operation, ticket prices and "goodwill" tickets.

               (b) Operator shall keep Owner advised concerning all material aspects of Operator's activities with respect to the management and operation of the Theatres.

               (c) Operator shall train theatre managers, assistant managers, management trainees and other employees (collectively, the "Employees") sufficient to direct, supervise and staff the Theatres' operation. Operator shell determine the compensation, fringe benefits and employment duration of all Employees and the assignment of duties to be performed by such Employees, and shall negotiate and settle any labor disputes. Operator shall procure and maintain adequate workers' compensation insurance or other similar insurance as may be required by law covering the Employees.

               (d) Operator shall contract for and purchase on behalf of and in the name of the Owner, all merchandise, materials, supplies and accessories to be used in connection with the operation and maintenance of the Theatres, including without limitation, concessions used in connection with the Theatres.

               (e) Operator shall remit when due to the proper governmental authorities all taxes on box office admissions that are not measured by net income and all sales taxes on other Theatre revenues on behalf of the Owner. Operator shall also remit all other taxes payable with respect to operation of the Theatres, including without limitation payroll taxes, and file such tax returns as are required with respect to such taxes. Operator shall timely provide to the Owner copies of all such tax returns filed and give the Owner access to all financial or other records concerning such taxes.

               (f) Operator shall obtain and maintain, for itself or on behalf of and in the name of the Owner, as the case may be, all licenses, permits and authorizations from any governmental authorities that are necessary for the operation of the Theatres in the manner required by this Agreement. The Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Operator in applying for, obtaining and maintaining all such licenses, permits and authorizations. Operator shall at all times, and at its expense, remain qualified and licensed to do business and be in good standing in the states in which the Theatres are located.

               (g) Operator shall have the right and duty on behalf of and in the name of the Owner to contract for and purchase concessions and concession supplies for the Theatres and to set prices for and sell such concessions and concession supplies; to determine and put into effect advertising and all business policies with respect thereto; and to do and perform any and all things ordinarily required in the operation thereof, all without limitation or prejudice to the right and duty of Operator generally to supervise and manage the operations of the Theatres concessions.

               (h) Operator shall maintain all insurance coverage customarily carried for comparable theatres in each jurisdiction where the Theatres are located or which may be required by each Owner's lenders, which shall include, but not be limited to, terms, conditions and provisions typically contained in the policies covering the theatres Operator owns or leases; provided, however, such insurance coverage may not be less than is required under any of Owner's mortgages on the real property listed on Exhibit "A". Each policy shall cover the Owner or any mortgagee or beneficiary under any mortgage on the Theatres as a named insured and shall waive any rights of subrogation against any named insured. All insurance policies shall include loss payment clauses in the term reasonably required by any mortgage or other agreement. Operator shall have the right to maintain such coverage pursuant to policies covering other properties of Operator, provided that the cost of such coverage is allocated to the Theatres in a manner reasonably acceptable to the Owner and Operator.

               (i) Operator shall immediately notify the Owner of any casualty, disaster, loss, damage or injury occurring at the Theatres whether covered by insurance or not. Operator shall not use the Theatres, or permit the same to be used, for any purpose which will make void or voidable any such insurance policies. Operator shall, upon request of the Owner, assist the Owner in any reasonable manner, as the Owner may request, in the settlement of any claim under any such insurance policies.

               (j) Operator shall manage the operations of the Theatres in substantial compliance with all applicable laws, regulations and other requirements of all governmental and regulatory entities having jurisdiction over the Theatres (collectively, "Regulatory Requirements"). Operator shall not unreasonably refuse or delay compliance with any specific instructions of the Owner that are reasonably necessary to cause the Theatres to comply with Regulatory Requirements. The Owner shall cooperate with Operator in complying with Regulatory Requirements, including paying all costs of compliance, including, without limitation, the costs of third party consultants and reasonable attorneys' fees.

               (k) Operator shall keep, maintain and make available for inspection by any authorized representatives of the Owner upon its request, at the principal office of Operator and at reasonable times and intervals, sufficient records and other data and books of account reflecting accurately all cash receipts and disbursements and income and expenditures in the management and operation of the Theatres.

               (l) To the extent Operator deems necessary in connection with this Agreement, Operator shall enter into contracts on behalf of and in the name of the Owner with architects, engineers, tradesmen and other independent contractors to perform services with respect to the Theatres and supervise the administration, and monitor the performance, of all work to be performed and services to be rendered under all such contracts.

               (m) On behalf of and in the name of the Owner, Operator shall enter into such service, maintenance and other contracts, or otherwise obtain or provide such service or maintenance as shall be necessary or appropriate for the operation and maintenance of the

Theatres, including without limitation, the equipment and systems located in or servicing such Theatres, contracts for utilities, elevator maintenance, telephone service, interior cleaning, window cleaning, landscape maintenance, rubbish removal, parking lot maintenance, fuel, heating and air conditioning maintenance, security and vermin and insect extermination, provided that no such action by Operator in the name of Owner shall result in a default by Owner under
Section 4.2 of the mortgages and deeds of trust from Owner to or for the benefit of Lehman Brothers Bank FSB.

               (n) On behalf of the Owner, Operator shall refurbish, remodel and renovate the Theatres, including all landscaping and parking fields, replace or supplement operating equipment and fixtures and make repairs, in each case as it deems reasonably necessary from time to time to preserve the Theatres in good working order and condition. The items of furnishings, fixtures and equipment so replaced or added shall be and become, forthwith upon acquisition and installation and without further act or action, the property of the Owner and part of the Theatres (except as may otherwise be provided by the applicable lease or state law), provided that no such action by Operator in the name of Owner shall result in a default by Owner under Section 4.2 of the mortgages and deeds of trust from Owner to or for the benefit of Lehman Brothers Bank FSB. All such replacements and additions shall be purchased by Operator, on behalf of and in the name of the Owner, at competitive prices, and the Owner shall reimburse Operator for such expenses within five days of written request therefore.

               (o) On behalf of Owner, Operator shall obtain the software for all necessary management information systems and the necessary computer hardware for such systems.

               (p) Operator shall manage the Theatres in a manner that is consistent with and does not violate or cause a default under any leases, reciprocal easement agreements, covenants, common area maintenance agreements and other agreements to which the Owner is a party affecting the Theatres, including any mortgage on the Theatres (the "Realty Documents") or any covenants, easements or other restrictions on the use of the Theatres.

               (q) Operator shall set programming times and location for the Theatres, subject to the terms of any film licenses restricting Operator's discretion with respect thereto.

               (r) Operator shall receive, consider and respond to the complaints of all guests and users of any of the services or facilities of the Theatres.

               (s) Operator shall book and license or cause to be licensed on Owner's behalf, films and other attractions for exhibition in the Theatres, including any cooperative advertising with film distributors.

               (t) Operator shall render the necessary accounting and bookkeeping services generally required in the management of the affairs and operation of theatres.

                                  ARTICLE III
                               COSTS AND EXPENSES

         3.1 BANK ACCOUNTS. Subject to all documents executed by the Owner in connection with a mortgage on the Theatres, including without limitation, a cash management agreement relating to the Owner Account (hereinafter defined), all monies advanced to the Theatres by the Owner and all Theatre revenues and all other funds of the Owner with respect thereto shall be deposited in a bank account or bank accounts (the "Owner Accounts") designated by the Owner, and Operator shall have unrestricted use of such funds as are reasonably required to be maintained in the Owner Accounts to reimburse Operator for any costs to be borne by the Owner hereunder, to carry on the operation of the Theatres and to make payments, on a basis substantially the same as that of Operator in the conduct of its business, of the expenses incurred to carry on the operation of the Theatres. The Owner acknowledges that the operation of the Theatres will require sufficient cash availability on an ongoing basis to enable the business to be properly conducted and that the Owner will maintain sufficient funds in the Owner Accounts for such purpose.

         3.2 DISBURSEMENTS. Subject to all documents executed by Owner in connection with a mortgage on the Theatres, including without limitation, a cash management agreement relating to the Owner Account, Operator shall pay from the Owner Accounts, on behalf of the Owner, the costs and expenses of operating the Theatres. Checks or other documents of withdrawal drawn upon the Operating Accounts shall be signed by representatives of the Owner or Operator, as agent for the Owner, which representatives shall be bonded or otherwise insured by Operator.

         3.3 EXPENSES. Subject to all documents executed by the Owner in connection with a mortgage on the Theatres, including without limitation, a cash management agreement relating to the Owner Account, all costs, expenses, fees and charges with respect to the use, operation or management of the Theatres, including, but not limited to, the costs incurred by Operator in performing its duties under Article II hereof and the cost of film rental payments, advertising, legal or professional cost, salaries of managers and all other on-site employees shall be borne by the Owner. Operator shall not be required or obligated to provide or advance any moneys for any such costs, charges or expenses. However, Operator shall bear and pay all of its own overhead, including the salaries of its own officers, regional supervisory, administrative or accounting personnel.

                                   ARTICLE IV
                   MANAGEMENT FEES AND REMITTANCE TO OPERATOR

         4.1 BASE MANAGEMENT FEE. For the services rendered by Operator hereunder, the Owner agrees to pay the Operator an annual base management fee (the "Base Management Fee") equal to four percent (4%) of the aggregate Revenues of the Theatres in each year. On or before the last day of each month, the Owner shall pay Operator the portion of the Base Management Fee earned during the preceding month based upon the monthly financial statements of the Owner. Within thirty days of the end of each Owner's fiscal year, the Owner and Operator will calculate the amount of the Base Management Fee for the preceding fiscal year and any adjustments at December 31 of such year shall be promptly settled by the parties.

         4.2 INCENTIVE MANAGEMENT FEE. From the date hereof until a Triggering Event, the Owner agrees to pay the Operator an incentive management fee (the "Incentive Management Fee") not to exceed ten and one-half percent (10.5%) of the aggregate Revenues of the Theatres. Such Incentive Management Fee will only be paid out of cash currently available in the Owner Account. The cash available to pay the Incentive Management Fee shall be determined after deducting all cash operating expenses for the current period and accrued but unpaid operating costs, including accruals for property taxes and insurance, and other cash expenditures estimated to be currently payable by the Owner. In such determination, Operator and Owner agree to include a minimum cash reserve of $300,000 as a reserve fund in addition to current accruals. On or before the last day of each month, the Owner shall pay Operator the portion of the Incentive Management Fee earned during the preceding month based upon the monthly financial statements of the Owner. In the event there is insufficient cash available to pay such fee at the end of a month, the Owner may pay such fee out of excess available cash in any subsequent month. Within thirty days of the end of Owner's fiscal year, the Owner and Operator will calculate the amount of the Incentive Management Fee for the preceding fiscal year and any adjustments at December 31 of such year shall be promptly settled by the parties.

         4.3 DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                  "ICR" shall have the meaning attributed to such term in the Loan Agreement dated December ____, 2000 between the Owner and Lehman Brothers Bank FSB.

                  "ICR Determination Date" shall have the meaning attributed to such term in the Loan Agreement dated December ____, 2000 between the Owner and Lehman Brothers Bank FSB.

                  "Revenues" shall mean the aggregate of all revenues generated at the Theatres determined in accordance with generally accepted accounting principles.

                  "Triggering Event" shall mean the earlier to occur of (i) January 1, 2003, (ii) the ICR Determination Date on which the ICR falls below 1.5 to 1 during the period from the date hereof through December 31, 2002, or (iii) an event of default occurs and continues beyond all cure periods under any note, security agreement or deed of trust against the Theatres.

                                   ARTICLE V
                                  TERMINATION

         This Agreement may be terminated only in accordance with this Article.

         5.1 TERMINATION FOR CAUSE BY OWNER. The Owner may terminate this Agreement for Cause in accordance with this Section 5.1. The term "Cause" shall mean that (i) Operator has breached the terms of this Agreement by committing any act or acts of bad faith, willful misconduct or gross negligence that have, individually or in the aggregate, had a materially adverse effect on the business or operations of the Owner, taken as a whole; or (ii) Operator has breached this Agreement or failed to satisfy its obligations hereunder in any material respect and such breach or default was not cured with thirty (30) days of receipt of written notice from the Owner of such breach or default. However, if a longer period is actually necessary in order to cure the Cause, Operator must have commenced to cure the Cause and is diligently pursuing a cure for the Cause.

         5.2 TERMINATION UPON OTHER EVENTS. The Owner may terminate this Agreement upon thirty (30) days' prior written notice to Operator for the following events.

               (a) an event of default occurs and is continuing under the terms of any note, security agreement or deed of trust against the Theatres; or

               (b) the ICR, on an ICR Determination Date, falls below (i) 1.25 to 1 during the period from the date hereof to December 31, 2002, (ii) 1.30 to 1 during 2003, (iii) 1.4 to 1 during 2004 or (iv) 1.5 to 1 during 2005.

         5.3 EFFECT OF TERMINATION. If this Agreement is terminated for any reason, any amounts accrued but not yet paid to Operator hereunder shall be payable by the Owner at the time of such termination, and Operator shall deliver to the Owner the originals of all books, records, contracts and all other documents, certificates, permits or instruments relating to the Theatres.

                                   ARTICLE VI
                             SUCCESSORS AND ASSIGNS

         6.1 ASSIGNMENT BY OPERATOR. Operator shall not assign its rights and obligations under this Agreement without the approval of the Owner or any lender in connection with any note, security agreement or deed of trust affecting the Theatres, which may be withheld in the Owner's or Owner's lender's sole and absolute discretion. After an assignment of this Agreement after receipt of approval for any assignment as provided for in the preceding sentence, Operator's liability hereunder shall terminate for any of its obligations after the date of such assignment. It is understood and agreed that any approval given by the Owner to any assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case.

         6.2 ASSIGNMENT BY OWNER. Owner shall not assign its rights and obligations under this Agreement without the approval of the Operator, which may be withheld in Operator's sole and absolute discretion; provided, however, the Owner may, without the Operator's prior written consent, assign its rights and obligations to a lender in connection with any note, security agreement or deed of trust affecting the Theatres. After an assignment of this Agreement after receipt of approval for any assignment as provided for in the preceding sentence, the Owner's liability hereunder shall terminate for any of its obligations after the date of such assignment. It is understood and agreed that any approval given by Operator to any assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case.

         6.3 BINDING ON SUCCESSORS. Except as otherwise provided herein, the terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the permitted assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to and shall be appurtenant to and run with the Theatres and shall be binding on any subsequent owner of any interest in the Theatres.

                                  ARTICLE VII
                               GENERAL COVENANTS

         7.1 RELEASE OF OPERATOR. Operator, its directors, agents, officers, employees and Affiliates, as agents of the Owner, shall not be liable to the Owner or to any other person or entity for any act or omission committed in the performance of this Agreement unless such act constitutes bad faith, gross negligence, fraud or willful and wanton misconduct. Notwithstanding any other provision of this Agreement, in no event shall the Owner make any claims against Operator on account of any alleged errors of judgment made in good faith in the operation of the Theatres.

         7.2 INDEMNIFICATION OF OWNER. Operator hereby agrees to defend, indemnify and hold harmless the Owner, its agents, directors, employees, officers and Affiliates from and against any claim, liability, loss, damage, cost or expense (including reasonable attorneys' fees) arising out of or incurred in connection with (a) Operator's operation of the Theatres in a grossly negligent manner, or arising from Operator's bad faith, material misrepresentation, or fraudulent or willful and wanton misconduct, or (b) Operator's breach of this Agreement.

                                  ARTICLE VIII
                                     NOTICES

         All notices to be given hereunder shall be given in writing and shall be deemed given (i) when delivered by messenger with receipt obtained, (ii) when received if sent by overnight delivery service with receipt retained, (iii) when sent by telecopy if notice is also sent the same day by overnight delivery service, or (iv) by the United States mails (and, if mailed, shall be deemed received five (5) business days after the postmarked date thereof) with postage prepaid, registered or certified; and delivered or addressed to:

If to Owner:               3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attn: Chief Financial Officer

If to Operator:            Cinemark USA, Inc.
                           3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attn: President

                           Cinemark USA, Inc.
                           3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attn: Vice President - General Counsel

Either party hereto may change the address for notices hereunder by such party giving notice of such change to the other party hereto in the manner hereinabove provided.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 REPORTS AND NOTICES OF OPERATOR.

               (a) Operator shall deliver to Owner's lenders the following:

                  (i) Not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Operator and its consolidated subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the report of its independent public accounting firm, which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except to the extent set forth therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Operator's or any consolidated subsidiary's records; and

                  (ii) Not later than 45 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Operator and its consolidated subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate officer of the Operator as fairly presenting, in accordance with GAAP (subject to normal year-end adjustments), the financial position and the results of operations of the Operator and its subsidiaries.

            (b) Operator shall deliver to Owner's Lender copies of all other filings of Operator with the Securities and Exchange Commission within 30 days after any such filing.

            (c) Operator shall deliver to Owner's lender copies of any notices of default received by Operator under its Second Amended and Restated Reducing Revolving Credit Agreement dated February 12, 1998, as amended, between Operator and Bank of America, N.A. ("BofA"), as agent for various banks that are parties thereto (the "Credit Agreement") and copies of all compliance certificates delivered by Operator to BofA under the Credit Agreement.

         9.2 SPECIFIC PERFORMANCE. The parties declare that it is impossible to measure in money the damages that will accrue to a party hereto by reason of a breach of this Agreement by a party hereto or a failure of a party hereto to otherwise perform any of the obligations under this Agreement. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any person against whom any such action or proceeding is brought hereby waives the claim or defense therein that such party has or had an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. Further, the parties hereto expressly agree that any non-breaching party shall have the right to injunctive relief for breach of any of the terms hereof, plus damages for such breach to the maximum extent permitted by law.

         9.3 NO WAIVER. No failure by Operator or the Owner to insist upon the strict performance of any covenant, agreement, terms or conditions of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         9.4 FURTHER ASSURANCES. Each party hereto shall further execute and deliver all such other appropriate supplemental agreements and other instruments and take such other action as may be necessary to make this Agreement fully and legally effective, binding and enforceable as between the parties hereto and as against third parties, or as the other party may reasonably request.

         9.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to agreements made and to be performed entirely within such State.

         9.6 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         9.7 ENTIRE AGREEMENT. This instrument, together with the exhibits hereto, shall constitute the entire agreement between the parties with respect to the management of the Theatres.

         9.8 AMENDMENTS. Neither this Agreement nor any term or provision hereof may be changed, waived or discharged or terminated orally, except by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

         9.9 CAPTIONS. The captions to the sections of this Agreement are for the convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or any party thereof, nor in any other way affect this Agreement or any part thereof.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which, when taken together, shall constitute one and the same Agreement.

         9.11 AUTHORITY, BINDING AGREEMENT. Each party to this Agreement represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, (ii) it has the requisite power to execute, deliver and perform this Agreement, (iii) the execution, delivery and performance by it of this Agreement has been duly and validly authorized by all necessary corporate actions, and (iv) this Agreement constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                    OPERATOR:

                                    CINEMARK USA, INC.


                                    By:  /s/ Michael Cavalier
                                         --------------------------------------
                                    Name:  Michael Cavalier
                                           ------------------------------------
                                    Title:  Vice President and General Counsel
                                            -----------------------------------



                                    OWNER:

                                    CINEMA PROPERTIES, INC.


                                    By:  /s/ Robert Copple
                                         --------------------------------------
                                    Name:  Robert Copple
                                           ------------------------------------
                                    Title:  Vice President
                                            -----------------------------------

                                   EXHIBIT A


1. Plano (Tinseltown) theatre located at 3800 Dallas Parkway, Plano, Texas 75093

2. Legacy (Plano, TX) theatre located at 7201 Central Expressway, Plano, Texas 75025

3. Lancaster, CA theatre located at 2600 West Avenue I, Lancaster, CA 93536

4. College Station, TX theatre located at 1401 E. Bypass, College Station, TX 77845

5. Grapevine, TX theatre located at 911 State Hwy. 114 West, Grapevine, TX 76051

6. Shreveport, LA theatre located at 8400 Millicent Way, Shreveport, LA 71105